SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

             Date of Report (date of earliest event reported): October 2, 2012

                                 NANO LABS CORP.
                                ----------------
                 (Name of Small Business Issuer in its charter)

             Colorado                    333-171658             84-1307164
       ----------------------       -------------------     ----------------
      (State of incorporation)     (Commission File No.)      (IRS Employer
                                                          Identification No.)

                                  Calle 4, #37
                     Fraccionamiento Industrial Alce Blanco
                            Municipality of Naucalpan
                       Estado de Mexico, Mexico MCP 53520
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          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: 52-555-359-3446


                                       N/A
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          (Former name or former address if changed since last report)


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Item 1.02. Termination of a Material Definitive Agreement.

      On October 2, 2012 the Company terminated its agreement with Respect Innovations, Inc. relating to the acquisition of Respect's nanotechnology. The 100,000,000 shares of the Company's common stock originally issued to Respect in exchange for the assignment of the nanotechnology were returned to the Company. In connection with the termination of its agreement with Respect, the Company sold all of its shares in its wholly owned subsidiary, Respect American Glass, Inc., to one of Respect's officers for a nominal price.

      The Company intends to acquire new nanotechnology in exchange for shares of its common stock. The new technology is a coating that can be applied to almost any surface, has low thermal conductivity and protects surfaces from water leaks, corrosion and rust.

         Nanotechnology involves mixing microscopic particles into paints, coatings and films that can be applied to most surfaces to provide temperature resistance and increased structural integrity.

                                       2
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 4, 2012            NANO LABS CORP.


                                 By: /s/ Bernardo Camacho Chavarria
                                     ------------------------------
                                     Bernardo Camacho Chavarria
                                     Chief Executive Officer